                               PRICING AGREEMENT



                                                                   July 17, 1996



CHASE SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
NATIONSBANC CAPITAL MARKETS, INC.
c/o Chase Securities Inc.
270 Park Avenue, Sixth Floor
New York, New York 10017

Dear Sirs:

      Fina Oil and Chemical Company, a Delaware corporation (the "Company"), and FINA, Inc., a Delaware corporation (the "Guarantor") propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated July 17, 1996 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein, and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus, as amended or supplemented, relating to the Designated Securities that are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

      An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed, or in the case of a supplement, transmitted for filing, with the Commission.

      Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company and the Guarantor agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Guarantor, at the time and place and at the purchase price to the

Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in
Schedule I hereto.

      If the foregoing is in accordance with your understanding, please sign and return to us two (2) counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this Pricing Agreement and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Guarantor and the Company. It is understood that your acceptance of this Pricing Agreement on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                     Very truly yours,

                                     FINA OIL AND CHEMICAL COMPANY


                                     By: /s/ Yves Bercy
                                         -----------------------------------
                                         Yves Bercy
                                         Vice President, Chief Financial Officer
                                         and Treasurer


                                     FINA, INC.


                                     By: /s/ Yves Bercy
                                         ---------------------------------------
                                         Yves Bercy
                                         Vice President, Chief Financial Officer
                                         and Treasurer


Accepted as of the date hereof
at New York, New York:

CHASE SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
NATIONSBANC CAPITAL MARKETS, INC.

      By:   Chase Securities Inc.



            By: /s/ Peter Madonia
                -----------------------
                Peter Madonia
                Managing Director

                                   SCHEDULE I


                                                                                         Principal
                                                                                         Amount of
                                                                                        Securities
                                                                                           to be
   Underwriters                                                                          Purchased
   ------------                                                                          ---------

Chase Securities Inc.                                                                   $ 41,700,000
Morgan Stanley & Co. Incorporated                                                         41,650,000
NationsBanc Capital Markets, Inc.                                                         41,650,000
                                                                                        ------------

Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $125,000,000
                                                                                        ============

                                  SCHEDULE II

Title of Designated Securities:

      6 7/8% Notes due 2001


Aggregate principal amount:

      $125,000,000


Price to Public:

      99.44% of the principal amount of the Designated Securities, plus accrued interest, if any, from July 22, 1996


Purchase Price by Underwriters:

      98.89% of the principal amount of the Designated Securities, plus accrued interest, if any, from July 22, 1996


Specified funds for payment of purchase price:

      Wire transfer of immediately available funds


Indenture:

      Indenture, dated as of July 22, 1996, as supplemented by the Indenture Supplement, dated as of July 22, 1996, between the Company, FINA and Texas Commerce Bank National Association, as Trustee


Maturity:

      July 15, 2001

Interest Rate:

      6 7/8% per annum

Interest Payment Dates:

      January 15 and July 15, commencing January 15, 1997

Redemption Provisions:

      The Designated Securities are not subject to redemption prior to maturity.


Sinking Fund Provisions:

      None.


Time of Delivery:

      9:00 a.m., eastern time, on July 22, 1996.


Closing Location:

      Offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10011.


Name and address of Representatives:

      Designated Representatives:       Chase Securities Inc.
                                        Morgan Stanley & Co. Incorporated
                                        NationsBanc Capital Markets, Inc.



      Address for Notices, etc.:        c/o Chase Securities Inc.  270 Park
                                        Avenue, Sixth Floor New York, New York
                                        10017


Book-Entry Provisions:

      The Designated Securities will be evidenced by a book-entry on the records of The Depository Trust Company, acting as custodial agent for brokerage firms that maintain accounts for their respective customers, and in such amounts as contained in instructions delivered by the Representatives to the Company two business days prior to the Closing. The Representatives may inspect and confirm such book-entry and custodial arrangements on the business day prior to the Closing.